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                                                                    EXHIBIT 11.1

                                   SEEC, INC.

           COMPUTATION OF SHARES USED IN COMPUTING NET INCOME (LOSS)
                    PER COMMON AND COMMON EQUIVALENT SHARES

             YEARS ENDED MARCH 31, 1992, 1993, 1994, 1995 AND 1996,
               AND THE THREE MONTHS ENDED JUNE 30, 1995 AND 1996

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
                                                  YEARS ENDED MARCH 31                                 THREE MONTHS ENDED JUNE 30
                       --------------------------------------------------------------------------      --------------------------
                          1992            1993            1994            1995            1996            1995            1996
                       ----------      ----------      ----------      ----------      ----------      ----------      ----------
Weighted average
  number of common
  and common
  equivalent shares
  not subject to the
  provisions of SAB
  No. 83:
  Common shares
    issued and
    outstanding.....    1,175,300       1,356,116       1,356,116       1,356,568       1,360,712       1,358,376       1,419,283
  Common equivalent
    shares
    consisting of
    options and
    warrants........           --              --              --              --              --              --         131,453
  Reduction in
    common
    equivalent
    shares through
    application of
    the treasury
    stock method....           --              --              --              --              --              --            (518)
                       ----------      ----------      ----------      ----------      ----------      ----------      ----------
                        1,175,300       1,356,116       1,356,116       1,356,568       1,360,712       1,358,376       1,550,218
                       ----------      ----------      ----------      ----------      ----------      ----------      ----------
Common and common
  equivalent shares
  subject to the
  provisions of SAB
  No. 83:
  Issuance of common
    stock to:
    ERA Software
      Systems
      Private, Ltd.
      an affiliate,
      in connection
      with the
      acquisition of
      software
      rights........      150,679         150,679         150,679         150,679         150,679         150,679         150,679
    Related party
      note holders
      in exchange
      for principal
      and accrued
      interest......      122,606         122,606         122,606         122,606         122,606         122,606         122,606
    Officers/shareholders
      in exchange
      for the
      outstanding
      balance of
      deferred
      compensation
      and accrued
      interest......       35,173          35,173          35,173          35,173          35,173          35,173          35,173
    Related parties
      through
      private
      placements....       31,685          31,685          31,685          31,685          31,685          31,685          31,685
    Unrelated third
      parties
      through
      private
      placements....      109,080         109,080         109,080         109,080         109,080         109,080         109,080
  Common stock
    equivalents
    consisting of
    stock options...       37,157          37,157          37,157          37,157          37,157          37,157          37,157
  Reduction in
    common and
    common
    equivalent
    shares through
    application of
    the treasury
    stock method....      (50,468)        (50,468)        (50,468)        (50,468)        (50,468)        (50,468)        (50,468)
                       ----------      ----------      ----------      ----------      ----------      ----------      ----------
                          435,912         435,912         435,912         435,912         435,912         435,912         435,912
                       ----------      ----------      ----------      ----------      ----------      ----------      ----------
Weighted average
  number of common
  and common
  equivalent shares
  outstanding.......    1,611,212       1,792,028       1,792,028       1,792,480       1,796,624       1,794,288       1,986,130
                       ==========      ==========      ==========      ==========      ==========      ==========      ==========
Net income (loss)
  applicable to
  common and common
  equivalent
  shares............   $ (194,293)     $ (416,396)     $ (154,809)     $ (255,558)     $ (153,172)     $  (78,988)     $   64,529
                       ==========      ==========      ==========      ==========      ==========      ==========      ==========
Net income (loss)
  per common and
  common equivalent
  share.............   $     (.12)     $     (.23)     $     (.09)     $     (.14)     $     (.09)     $     (.04)     $      .03
                       ==========      ==========      ==========      ==========      ==========      ==========      ==========
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